<BTB>
EXHIBIT 99B5

SELECTED FINANCIAL DATA                         U S WEST MEDIA GROUP
(UNAUDITED)

                     Quarter Ended            Nine Months Ended
                     September 30,              September 30,
                            1996       %              1996       %
In millions         1997  Pro forma Change    1997  Pro forma Change
----------------------------------- ------- ----------------- ------
Consolidated Revenues
  Cable & broadband
    Domestic      $  584    $   527   10.8 $ 1,721    $ 1,579    9.0
    Int'l              6         -     -        14         -     -
  Wireless
    Domestic         373        315   18.4   1,071        869   23.2
  Directory &
   info. svcs.
    Domestic         296        276    7.2     879        826    6.4
    Int'l              3         40  (92.5)     48         82  (41.5)
  Corp. & Other        8          3    -        21         12   75.0
                 ------------------        ------------------
      Total      $ 1,270    $ 1,161    9.4 $ 3,754    $ 3,368   11.5
                 ==================        ==================

Consolidated EBITDA
  Cable & broadband
    Domestic     $   227    $   224    1.3 $   687    $   672    2.2
    Int'l              1         -     -        (2)        -     -
  Wireless
    Domestic         153        127   20.5     435        307   41.7
    Int'l             (2)        -     -       (10)        -     -
  Directory &
   info. svcs.
    Domestic         142        108   31.5     422        349   20.9
    Int'l             (2)         6    -        (4)         1    -
  Corp. & Other      (50)       (35)  42.9     (91)       (88)   3.4
                 ------------------        ------------------
      Total      $   469    $   430    9.1 $ 1,437    $ 1,241   15.8
                 ==================        ==================


The 1996 amounts are pro forma as if the Continental
Cablevision merger occurred January 1, 1996.


                                        11